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                                 AMENDMENT NO. 1

                          Dated as of November 14, 1996


         This AMENDMENT among U.S. HOMECARE CORPORATION AND ITS SUBSIDIARIES LISTED IN ANNEX 1 HERETO (collectively, the "Borrowers" and each, individually, a "Borrower") and FLEET NATIONAL BANK (successor by merger to Fleet Bank, National Association) (the "Bank").

         PRELIMINARY STATEMENT.

         A. The Borrowers and the Bank have entered into a Credit Agreement dated as of October 6, 1995 (the "Credit Agreement"; the terms defined therein being used herein as therein defined unless otherwise defined herein).

         B. Pursuant to the Credit Agreement, the Borrowers are indebted to the Bank under the Note in the principal amount of $3,000,000.00, as of the date hereof (the "Indebtedness"), which indebtedness is owed by the Borrowers to the Bank without offset, defense or counterclaim of any kind, nature or description. As security for such Indebtedness, the Borrowers have heretofore granted to the Bank a second priority security interest in all the Borrowers' assets (excluding certain health care receivables as more fully set forth in the Security Agreement), whether nor owed or hereafter acquired, wherever located of any kind, nature or description, tangible or intangible, including without limitation, the Borrowers' accounts receivable, inventory, equipment, and general intangibles, and such security interests and liens granted by the Borrowers to the Bank are hereby reacknowledged and confirmed by the Borrowers.

         C. The Borrowers and the Bank have agreed to amend the Credit Agreement as hereinafter set forth.

              SECTION 1. Amendments. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, hereby amended as follows:

              (a) The following new definition is added in proper alphabetical order to Section 1.1 of the Credit Agreement:

                   "EBITDA" shall mean, for any Person, for any period, earnings before Interest Expense, taxes, depreciation, amortization and extraordinary items for such period of such Person determined in accordance with GAAP.

              (b) Section 7.1 is amended and restated in its entirety to read as follows:
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                   Section 7.1 Minimum Earnings.  The Borrowers shall maintain on a consolidated basis at all times as of the end of each calendar month EBITDA of not less than 90% of the projected EBITDA for such month as set forth in the Borrowers' business plan dated October 23, 1996.

              (c) Subsection (l) of Section 5.8 is amended and restated in its entirety to read as follows:

                   (l) as soon as available, and in any event within 25 days of the end of each calendar month, (i) a certificate, and (ii) computations demonstrating compliance with the covenant contained in Section 7.1 each certified by the Borrowers' chief financial officer as of the close of business as of the end of such month and after giving effect to all transactions occurring on such day under the Sale Agreement;

              (d) Subsection (n) of Section 5.8 is amended and restated in its entirety to read as follows:

                   (n) immediately upon the request of the Bank or the Guarantor from time to time (but not more often than once per calendar month for the month just ended) and in no event later than 2 Banking Days following any such request, a list setting forth the names and addresses of all account debtors, an aging schedule with respect to Receivables classified according to the names of all account debtors, an aging schedule with respect to accounts payable, a reconciliation of Receivables and loan reconciliations, each certified by the Borrowers' chief financial officer and in form and substance satisfactory to the Bank and Guarantor.

              (e) Section 5.8 is amended by deleting the word "and" at the end of subsection (t), replacing the period (".") at the end of subsection (u) with a semicolon (";") and the word "and" and adding the following new subsection (v) at the end of Section 5.8:

                   (v) as soon as available and in any event within 45 days after the end of each month of each fiscal year of the Borrowers, consolidated balance sheets of the Borrowers and their Consolidated Subsidiaries as of the end of such month and consolidated income statements of the Borrowers and their Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such month, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP and certified by the chief financial officer of each Borrower (subject to year-end adjustments).

              (f) Section 8.1 is amended by deleting the word "or" at the end of subsection (n), replacing the period (".") at the end of subsection (o) with a semicolon (";") and adding the following new Events of Default at the end of
Section 8.1:


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              (p)  at any time prior to the Termination Date, any of the turnaround consultants providing consulting services to the Borrowers as of October 31, 1996 shall no longer be providing such consulting services; or

              (q) the Borrowers shall pay more than $100,000 in the aggregate with respect to the services provided by Sanders Morris Mundy Inc. in connection with the Asset Purchase Agreement dated as of October 31, 1996 among U.S. HomeCare Infusion Therapy Services Corporation of New Jersey, the Parent and Transworld Acquisition Corp.

         SECTION 2. Waivers. Effective as of September 30, 1996, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Bank hereby waives any Default or Event of Default due to the Borrowers' failure to comply with (i) the covenant contained in Section 7.1 of the Credit Agreement for the fiscal quarter ending September 30, 1996, and (ii) the covenant contained in Section 7.4 of the Credit Agreement for the fiscal quarters ending September 30, 1996 and December 31, 1996.

         SECTION 3. Conditions of Effectiveness. This Amendment shall become effective when, and only when, the Bank shall have received counterparts of this Amendment executed by the Borrowers and the consent hereto executed by the Guarantor, except that Sections 1 and 2 hereof shall become effective when and only when, the Bank shall have additionally received all of the following documents, each document (unless otherwise indicated) being dated the date of receipt thereof by the Bank (which date shall be the same for all such documents), in form and substance satisfactory to the Bank and the Guarantor:

         (a) Certified copies of (i) the resolutions of the Board of Directors of each Borrower approving this Amendment and the matters contemplated hereby,
(ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment and the matters contemplated hereby, and (iii) all waivers and amendments with respect to the Senior Debt (as defined in the Intercreditor Agreement) concerning the matters covered by this Amendment.

         (b) A certificate of the Secretary or an Assistant Secretary of each Borrower certifying the names and true signatures of the officers of such Borrower authorized to sign this Amendment and the other documents to be delivered hereunder.

         (c)  Payment of a $10,000 fee to the Bank.

         SECTION 4. Representations and Warranties of the Borrowers. Each Borrower represents and warrants as follows:

         (a) Such Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.


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         (b)  The execution, delivery and performance by such Borrower of this
Amendment and the Facility Documents, as amended hereby, to which it is or is to be a party are within such Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) such Borrower's charter or by-laws, (ii) any contractual restriction binding on or affecting such Borrower, or result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge, encumbrance or preferential arrangement of any nature upon or with respect to any of the properties now owned or hereafter acquired by such Borrower, or (iii) to the best of such Borrower's knowledge, any law.

         (c) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Borrower of this Amendment or any of the Facility Documents, as amended hereby, to which it is or is to be a party.

         (d) This Amendment and each of the other Facility Documents as amended hereby, to which such Borrower is a party constitute legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms.

         (e) To the best of such Borrower's knowledge, the Security Agreement constitutes valid and perfected second priority security interests and liens in and to the Collateral covered thereby enforceable against all third parties in all jurisdictions and secure the payment of all obligations of such Borrower under the Facility Documents, as amended hereby, and the execution, delivery and performance of this Amendment do not adversely affect the aforesaid security interests and liens of such Security Agreement.

         (f) There is no pending or threatened action or proceeding affecting such Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition or operations of such Borrower or any Subsidiary or which purport to affect the legality, validity or enforceability of this Amendment or any of the other Facility Documents, as amended hereby, except as set forth in Schedule 4(f) hereto.

         (g) After giving effect to the terms of the Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

         SECTION 5. Reference to and Effect on the Facility Documents.

         (a) Upon the effectiveness of Sections 1 and 2 hereof, on and after the date hereof each reference in the Credit Agreement to "this Agreement", "hereunder," "hereof", "herein" or words of like import, and each reference in any Facility Documents to the Credit Agreement or any other Facility Document, shall mean and be a reference to the Credit Agreement or such other Facility Document as amended hereby.


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         (b)  Except as specifically amended above, the Credit Agreement and the other Facility Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Pledge Agreement and all of the Pledged Collateral described therein, and the Security Agreement and all of the Collateral described therein, do and shall continue to secure the payment of all Obligations, in each case as amended hereby.

         (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Bank or the Guarantor under any of the Facility Documents, nor constitute a waiver of any provision of any of the Facility Documents.

         (d) The Bank is under no obligation to grant the waivers contained in this Amendment. The Bank's granting of such waivers shall not be deemed to limit or hinder any rights of the Bank or the Guarantor under the Credit Agreement, nor shall it be deemed to create or infer a course of dealing between the Bank and the Parent or any of the other Borrowers with regard to any provision of the Credit Agreement.

         SECTION 6. Costs, Expenses and Taxes. The Borrowers jointly and severally agree to pay on demand all costs and expenses of the Bank and the Guarantor in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank and the Guarantor with respect thereto and with respect to advising the Bank and the Guarantor as to their rights and responsibilities hereunder and thereunder. The Borrowers further jointly and severally agree to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 6. In addition, the Borrowers shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Bank and the Guarantor harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

         SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

         SECTION 8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Connecticut.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    BORROWERS:

                                    U.S. HOMECARE CORPORATION AND ITS
                                    SUBSIDIARIES LISTED ON ANNEX 1 HERETO


                                    By:______________________________________
                                          Name:
                                          Vice President of each of the above
                                          corporations

                                    BANK:

                                    FLEET NATIONAL BANK, Successor by merger to Fleet Bank, National Association


                                    By:______________________________________
                                          Christopher R. Zell
                                          Vice President


                              CONSENT OF GUARANTOR

The Guarantor hereby consents to the execution of the foregoing Amendment by the Bank and to the terms and conditions contained therein.


                                    CONNECTICUT DEVELOPMENT AUTHORITY




                                    By:______________________________________
                                          Frank T. Gagliardo
                                          Vice President and Senior Loan Officer


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                                     ANNEX 1


U.S. HOMECARE CORPORATION, AFFILIATED HOME CARE OF WESTCHESTER, INC., U.S. HOMECARE CORPORATION OF NORTHERN WESTCHESTER, U.S. HOMECARE CORPORATION OF MANHATTAN, U.S. HOMECARE CORPORATION OF THE BRONX, U.S. HOMECARE CERTIFIED CORPORATION OF NEW YORK, U.S. HOMECARE CORPORATION OF ALBANY, U.S. HOMECARE INFUSION THERAPY SERVICES CORPORATION OF NEW JERSEY, U.S. HOMECARE CORPORATION OF CONNECTICUT, U.S. HOMECARE CERTIFIED CORPORATION OF CONNECTICUT, U.S. HOMECARE CORPORATION OF PENNSYLVANIA, U.S. HOMECARE CERTIFIED CORPORATION OF PENNSYLVANIA, U.S. HOMECARE MEDICAL EQUIPMENT CORP., U.S. HOMECARE INFUSION THERAPY PRODUCTS CORPORATION, U.S. HOMECARE INFUSION THERAPY SERVICES CORPORATION OF CONNECTICUT, U.S. HOMECARE CORP. OF SOUTH FLORIDA, U.S. HOMECARE CERTIFIED CORP. OF FLORIDA, U.S. HOMECARE INFUSION THERAPY CORP OF FLORIDA, U.S. HOMECARE CORPORATION OF THE MIDATLANTIC REGION, U.S. HOMECARE CORPORATION OF MICHIGAN, U.S. HOMECARE CORPORATION OF CALIFORNIA


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